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                                 EXHIBIT 28.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of the Handleman Company on Form S-8 (File No. 33-69030) of our report dated
June 27, 1996, on our audits of the financial statements and financial statement schedules of the Handleman Company Salary Deferral and Stock Plan as of December 31, 1995 and 1994, and for the year ended December 31, 1995, which report is included in this Annual Report on Form 11-K.


                                       Coopers & Lybrand L.L.P.

Detroit, Michigan
June 27, 1996



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